eventbrite

Eventbrite, Inc. (EB)
Q3 2018 Earnings Call
November 12, 2018, 2:00 p.m. PT

CORPORATE PARTICIPANTS

Sarah Henderson, *Investor Relations*

Julia Hartz, *Co-Founder & Chief Executive Officer*

Randy Befumo, *Chief Financial Officer*

CONFERENCE CALL PARTICIPANTS

Mark Mahaney, *RBC Capital Markets*

Heath Terry, *Goldman Sachs*

Doug Anmuth, *JPMorgan*

Youssef Squali, *SunTrust Robinson Humphrey*

Scott Devitt, *Stifel, Nicolaus & Company*

PRESENTATION

Operator:

Good afternoon. My name is Cheryl and I will be your conference operator today. At this time, I would like to welcome everyone to the Eventbrite, Inc. Third Quarter 2018 Earnings Conference Call. All lines have been placed on mute to prevent any background noise. After the speakers' remarks, there will be a question and answer session. If you would like to ask a question during this time, simply press star, then the number one on your telephone keypad. If you would like to withdraw your question, press the pound key. Thank you.

Sarah Henderson, you may begin your conference.

Sarah Henderson:

Thank you, Cheryl. Good afternoon and welcome to the Third Quarter 2018 Eventbrite Earnings Call.

Prior to this call, we released a Shareholder Letter announcing our third quarter 2018 financial results and posted our Shareholder Letter to our website at investor.eventbrite.com. Before we begin, I would like to remind you that during today's call, we will be making forward-looking statements regarding future events and financial performance, including providing net revenue and non- GAAP Adjusted EBITDA guidance for the fourth quarter 2018. We caution that such statements reflect our best judgment as of today, November 12th, based on factors that are currently known to us, and that actual future events or results could differ materially due to several factors, many of which are beyond our control. For a more detailed discussion of the risks and uncertainties affecting our future results, we refer you to the section titled “Forward-Looking Statements” in our Shareholder Letter and our filings with the SEC. We undertake no obligation to update any forward-looking statements made during this call to reflect events or circumstances after today or to reflect new information or the occurrence of unanticipated events, except as required by law. During this call we will present Adjusted EBITDA and free cash flow, both of which are non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP and have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results of operations as reported under GAAP. Reconciliations to the most directly comparable GAAP financial measures are available in our Shareholder Letter. We encourage you to read our Shareholder Letter as it contains important information about GAAP and non-GAAP results. Now, I will turn the call over to Julia Hartz, Co-Founder and Chief Executive Officer. Julia? Julia Hartz: Thank you, Sarah, and thank you all for joining us today. Since this is our first earnings call as a public company, and given the Eventbrite story may be new to some of you, I wanted to provide some context before reviewing the third quarter results. To start, our mission is to bring the world together through live experiences. We’ve built a robust enablement platform that empowers the growth of professional event creators around the world. Our platform reduces the friction and costs associated with event creation, while increasing reach and ticket sales for creators. By reducing risk and complexity, we allow creators to focus their energy on producing compelling and successful events. Our business model is powered by efficient creator acquisition and predictable revenue retention. We provide a self-service platform where more than 95% of creators have signed themselves up year-to-date. In our transactional business model, we charge a fair transaction fee on tickets sold, which aligns our interests with those of our creators. Simply put, we win when they win. These creators run their businesses on Eventbrite, leading to strong revenue retention. The strength of our transactional business has enabled us to invest in additional growth initiatives like new country and category expansion, complementary solutions to our core ticketing offering and opportunities arising from the large volume of consumers who interact with our platform. We’ve tapped into a large, underserved global opportunity in the mid-market of live experiences, and our goal is to help fuel this large and growing market. The impact of Eventbrite is best described through our creators, so I’d like to take a minute to highlight Desert Daze, featured on the cover of our Shareholder Letter. 2

Founder Phil Pirrone recently migrated his business from Ticketfly to Eventbrite and successfully hosted his 2018 festival on the platform. Since migrating, they have quickly integrated many Eventbrite features and partners, including Affirm, a payment plan solution to help make experiences more accessible; Social Ladders, a promotional partner to help drive sales through influencers; and LeanTicket, which enables custom-printed tickets for their events. Desert Daze also benefits from our distribution offerings like our native Facebook checkout and Instagram BUY TICKETS integration. Creators like Phil and experiences like Desert Daze are examples of the many powerful events we serve that enabled us to deliver a strong third quarter. In the third quarter, we processed over 23.9 million paid tickets and delivered over 45% year-over-year growth in revenue, while continuing to make strategic investments to drive future growth. International markets contributed 27% of net revenue, despite currency headwinds. Beyond the third quarter, last week we delivered Eventbrite Music, a new product to streamline and improve ticketing, marketing and operations for independent promoters, venues and festivals around the world. Built natively on our platform, Eventbrite Music was designed to give independent venues and festivals the tools and expertise they need to grow their businesses. The product also supports promoters and venue owners as they sell out their shows, build their brands, amplify their reach and deliver a great fan and artist experience. Additionally, we integrated our events and buying experience with YouTube, adding to our growing portfolio of more than 50 distribution partners which includes Instagram, Spotify, Bandsintown and more. We believe that our scale and robust self-service platform, coupled with our efficient sales efforts, will continue to drive strong growth globally. I would like to express my sincere gratitude toward our team, our investors, our shareholders and especially the Eventbrite creators and consumers who make our vibrant community what it is every day. With that, I will turn the call over to our CFO, Randy Befumo, to briefly discuss our financial results and outlook before turning to your questions. Randy? Randy Befumo: Thank you, Julia. Full details of our results are available in our Shareholder Letter. In today’s call, I will not repeat many of the numbers contained in that letter; rather, as it relates to third quarter, I plan to highlight the key aspects of our financial model, discuss a few critical results and give you more color on our expectations for the fourth quarter. Unless otherwise noted, all comparisons will be on a year-over-year basis. Net revenue grew to $73.6 million in the third quarter, up 45%, reflecting strong growth on the Eventbrite platform. From a bottom line standpoint, we believe that the use of Adjusted EBITDA and free cash flow is helpful to our investors as these are metrics used by Management in assessing the health of our business and our operating performance. Our third quarter Adjusted EBITDA was $11.2 million, up from $1 million in the prior period. These results were impacted by some notable items in the third quarter, including the release of reserves related to our sales tax liability and insurance recoveries from the second quarter’s data security incident on the Ticketfly platform. 3

In the 12 months ended September 30, 2018, we reported negative $6.2 million in free cash flow, compared to a positive $34.4 million in free cash flow in the prior period. Operating cash flow for the 12 months ended September 30, 2018 was positive $6.1 million. Both of these results were impacted by two primary factors in the third quarter – the timing of the Ticketfly acquisition in the prior year and the release of tax reserves in the current period. Outside of anomalies like these, we expect to be able to drive meaningful growth in free cash flow while also growing our net revenue. Finally, it is important to note that we had a material below the line charge related to debt extinguishment as we put in place our new credit facility. Investors should adjust for this cost when analyzing net income and earnings per share for the third quarter. Our third quarter results demonstrate Eventbrite’s ability to successfully expand net revenue, drive Adjusted EBITDA and achieve strategic milestones, all while investing back into the business for long term growth. Looking forward to the fourth quarter, we expect net revenue in the range of $72 million to $74 million, representing 16.4% year-over-year growth at the midpoint. This net revenue guidance includes the full effect of any anticipated migration loss in the period. As noted in the letter, we strive to maintain a majority of revenue when we acquire a business, but in our move to one platform, we expect to experience revenue loss in the migration process. This will be a factor in the fourth quarter. We expect Adjusted EBITDA to be in the range of $6.5 million to $8.5 million, representing a 10.2% Adjusted EBITDA margin at the midpoint. Our focus continues to be to reinvest in the business to drive long-term growth. Three final notes for those building models. First, this guidance assumes normal seasonal trends, which have us build cash in the first and third quarters and pay out creators in the second and fourth quarters. Second, we acquired Ticketfly in third quarter of last year and recorded a net revenue contribution for the majority of September. This anniversary will impact our year-over-year comparisons in the fourth quarter. Third, as of the end of the quarter, our fully diluted share count was 91.5 million shares. The substantially lower common share count used in our EPS calculations in the third quarter relates to us only being public for 10 days out of the quarter, as prior to the IPO most equity was preferred. Had we been public for the entire period, the net loss per share would have been different. With that, we will open the call to questions. Operator? Operator: To ask a question, please press star, one on your telephone keypad. Please limit yourself to one question and one follow-up. The first question comes from the line of Mark Mahaney of RBC. Please go ahead. Your line is open. Mark Mahaney: 4

Okay, thank you. Two questions, please. First, Eventbrite Music that you said that launched last week, could you talk about what kind of impact that would have? Is this something where you think this would be useful in terms of retention or new customer wins? I think you’ve already had a lot of offerings in this kind of venue, music, independent music festival space, but just talk about what the so what is, what the implication of that is. Then secondly, with YouTube, is this already live now, and then could you talk at all about the economics or are these somewhat similar to some of the other deals you’ve had? Anything around that would be useful. Thank you. Julia Hartz: Hi Mark. Thanks so much for the questions. For Eventbrite Music, we have gone to market as of last week with a product that is tailor made for independent music venues and promoters, as well as festivals. This applies to not only those who are currently using Eventbrite, but also of course those who are currently using the legacy Ticketfly platform, and so while related, they really are two different tracts of work, migration and then the Eventbrite Music product. Where we see the great value of Eventbrite Music is that we’ve been able to utilize the extensibility of our platform, and the modularity really, to bring together an offering, a product offering that’s focused on specifically venues. So, giving them expanded functionality to manage their box office, to manage their checkout experience, their marketing capabilities, and we’ve also coupled that with our launch of YouTube, which YouTube in itself joins 50 distribution partners already live today on the Eventbrite platform, and as you know, we integrate with these distribution partners to, effectively, put the right event in front of the right consumer at the right time, wherever they may be, to drive a superior discovery experience. This benefits our creators, not just music creators but certainly in the case of YouTube where they have 1 billion music fans monthly looking for music and discovering new artists, this linkage to live shows is really important. So, we think this is very valuable for our music customers, and they join Spotify, Pandora, Bandsintown, Songkick, Facebook, Instagram, just to name a few music-friendly distribution channels on the platform. Finally, I’ll tell you a quick story of a venue that’s using Eventbrite today. Neumos is a venue partner of ours in Seattle. They not only own a venue but they also host a three-day music festival called Capitol Hill Block Party, and they’re already seeing in the first month of being on our platform an uptick in sales from using Eventbrite Music. Not only do they credit the product for saving them time and hassle on the ticketing front, but they also see a significant marketing benefit by way of the data that we make readily available from our platform, as well as these distribution opportunities. Mark Mahaney: Great. Thank you, Julia. Julia Hartz: Thanks, Mark. Operator: Your next question comes from the line of Heath Terry of Goldman Sachs. Please go ahead. Your line is open. 5

Heath Terry: Great. Thanks, Julia and Randy. Randy, the revenue that you’re talking about losing as part of the replatforming of Ticketfly, are those customers that are going somewhere else? Is it a change in pricing? Can you just give us a sense of sort of what that means, maybe competitively or sort of for the combined business going forward in terms of how we should think about relative growth rates on the other side of this? Randy Befumo: Sure, Heath. Thank you for the question. When we think about migration loss, it comes in a variety of shapes, and so the first thing to understand is, unlike a SaaS contract that has a visible and stable revenue stream, our creators grow or shrink depending on their businesses. So, when we’re looking at migration and migration loss, you have to think about not just our part of it but also the creators growing and shrinking as well. Within that though, there are really a few reasons that a creator will not migrate after an acquisition. The first, as you correctly inferred, is competitive activity, however that’s not the sum total. Some customers will choose to insource. Some customers, actually, in the period between acquisition and migration may, unfortunately, go out of business; others may be acquired by companies that have competitive ticketing platforms, or that already have pre-existing ticketing relationships and those may actually drive the decisions, not anything about the Eventbrite platform. So far, in our migration, we have seen a mix of them; there’s no one overwhelming factor. We try to take them all into account when giving you and the Street guidance in order to give you the best sense of where we believe we’ll land at the end of the quarter in terms of revenue. Heath Terry: Great. That’s really helpful. Then just as we think about pricing next year, obviously some changes were made to the pricing structure in Q3. When we think about sort of the impact of that on the fourth quarter and into next year on a run rate basis, how should we be thinking about the impact that pricing has relative to that organic ticket growth. Randy Befumo: Great question, Heath. First, I want to talk about our strategy with regard to pricing and then talk about our operational activity. Our strategy with pricing is straightforward. We think it’s important to have affordable pricing, both from a creator standpoint and a consumer standpoint. We think that this drives the best outcome for our platform, and so within this context, we anticipate over the next year taking targeted pricing actions in particular markets in order to drive greater volume. We have seen a lot of evidence on our platform of elasticity of demand, and we tend to tune toward that demand. Sometimes it means shifting from a percent to a fixed fee a little bit; sometimes it means tweaking the payment processing fee, but in general, what we’re trying to engineer for is to maximize the paid ticket volume through the platform as our business model generates revenue on every ticket that passes through. Heath Terry: 6

Great. Thank you. Operator: Your next question comes from the line of Doug Anmuth of JPMorgan. Please go ahead. Your line is open. Doug Anmuth: Thanks for taking the questions. I wanted to ask two. First, just when you think about the business across categories, the vast majority of it is in four large categories. Julia, just hoping you could talk a little bit about when you think the timing is right to move into other areas, like towards attractions and theaters and other things? Then, second, if you could talk a little bit about the Square partnership, how we should think about that into ’19 in terms of the timing of the rollout in certain markets, and then also perhaps what it means for the financials, Randy. Thanks. Julia Hartz: Thanks, Doug. I’ll take the first and then I’ll let Randy take the second. On the first, when we think about developing categories, we look at the overall landscape of the mid-market. You’re correct in that the top four major categories, which are large categories with lots of subcategories within them, are music, festivals, registration and endurance sports. That’s about 80% of our total revenue to date. Beyond that there is this vast open field of emerging categories that make up the rest of the 20%, and we certainly look at the trends in terms of categories in countries and global categories in aggregate when we look at where we might be able to lean in to grab some of the served addressable market. In 2017, we sold 71 million paid tickets and, in 2018, we see a served addressable market in those four categories against our top 12 global markets where we serve creators as being 1.1 billion paid tickets. So, certainly we see opportunity in growth there. In terms of our commitment or our focus on developing more into categories, we will look at that from a platform capability standpoint, and so when you see our investment in product and development, that’s really a signal that we know developing our platform and our product is the best way that we can bolster growth in both emerging categories, like potentially tours and attractions or other categories that we see in our platform today that we’d like to grow by share of revenue, or our existing categories. The best sort of detail I can give you is to look at what we’ve done in Eventbrite Music, and so we’ve gone to market with a tailored offering towards the mid-market that’s really focused on independent music promoters, venue owners, festival organizers, and we’ve bolstered not only a platform and product approach, but also we’ve been able to use M&A through our Ticketfly acquisition and our ticketscript acquisition in Northern Europe to really gain some accelerated traction within that category. So in terms of the future, I think you should expect that we’ll continue to cultivate category growth through our product, and we will also lean into this commitment and development that we’re making in music globally. Randy Befumo: 7

Hey Doug, it’s Randy. I wanted to start off at the strategic level to your question. One of the benefits for Eventbrite of having grown such a large attractive business that allows partners to access the unique customer base is that we can work with them differently than just being one of many clients getting the same product. So, with Square, what we’re doing in the partnership is building something together. We are currently looking at a timeline for the product delivery of the second half, but as everyone on the call knows, product timelines are subject to revision as new facts emerge. We believe, however, from a finance standpoint, the most likely timeline is the second half and that we’ll see a slight elevation in our cost of revenues relative to where we’ve been for this product. The trade for this is a differentiated offering that offers creators omni-channel reporting for the first time in the history of the industry. What omnichannel reporting means is that if you’re a creator, it doesn’t matter whether your revenue is coming from online ticket sales, offline ticket sales, maybe at the door, food, beverage or merchandise, it will all be together in one single set of reports, and not only for terminals you run but terminals maybe partners at your event run in order for you to see with one single view all the cash and the movement of cash at your event. We are very excited about the Square partnership and the product we’re building together. We’re also looking for other ways to work together. We have nothing to announce at this time, but we view this as a strategic partnership, and as you know, Square is an investor in Eventbrite and has an incentive to work with us above and beyond just the normal incentive of a partner. Doug Anmuth: Great. Thank you both. Operator: Your next question comes from the line of Youssef Squali of SunTrust. Please go ahead. Your line is open. Youssef Squali: Great. Thank you very much. Guys, congrats on your first quarter as a publicly traded company. Two questions if I may. Going back to the music offering, how does Eventbrite Music really just change the experience? How is the process for event creators different from what was available before. Just trying to get a sense of how much of a step-up this is, and from the outside in, how should we gauge your success with it since we don’t really have any visibility into verticals directly? Then I have a follow-up for you, Randy. Julia Hartz: Thanks, Youssef. Our Eventbrite Music product is from beginning to end a slightly different offering for the music creators who are using our platform. So, it’s everything from the way in which they set up their events and how it’s tailored to the frequency of events, let’s say a venue versus a one-off event creator. It’s also integrated with other databases. We have artist databases. We have the capability to add VIP guest listing. We have an early access feature, external ticketing that allows for music creators to promote their events off the Eventbrite platform, and this coupled with the distribution network that I spoke about earlier, just provides that customized experience for music promoters in particular, and that’s native to the platform where they’re 8 already benefiting from the global reach as well as our ability to partner with API partners through our spectrum ecosystem, and also reach new fans. I can’t stress enough how important it is to think about our distribution partners as tailwind to our music creators’ growth and supporting the growth in their business, as well as helping them engage new audiences. What’s unique on the Eventbrite platform is that we have not just music fans. We also have hundreds of millions of just general consumers who are coming to the platform and interacting with the platform, which allows for a much, much larger audience for discovery of these events. So, in terms of really tracking our performance, I think that you’re right; we aren’t currently breaking out the category mix, but you will see the benefit of Eventbrite Music I believe in our net revenue performance quarter-over-quarter. Obviously, this is a category that we feel very strongly about and that we’re making a sizeable investment in. Randy? Randy Befumo: Youssef, you said you had a follow-up? Youssef Squali: I do. I do. The jump in gross margin was a bit less than we anticipated. Maybe can you just—and I know there are a lot of puts and takes there. Maybe you can just help us go through those? I know I think for the fourth quarter you’re calling out $2.8 million of additional amortization for Ticketfly, but as we look at 2019 importantly, how should we be looking at that? Thanks. Randy Befumo: Thanks, Youssef. I’m going to answer in two ways. First, I’m going to talk about the third quarter, then I’m going to talk about how to think about gross margin looking forward. For the third quarter, as you saw, gross profit performed well, and we focus on growing gross profit dollars over time. Gross margin was impacted by mix. We saw some non-transactional revenue related to the legacy Ticketfly platform that was higher than expected in the period and was lower gross margin than our average. Our fourth quarter guidance, as you correctly inferred, assumes a return to Q2 levels because we do not see that recurring. In terms of thinking about gross margin going forward, in the short term, I would call out exactly what you mentioned – the amortization of the Ticketfly platform. We will have amortization in the fourth quarter of 2018 and then it will end. From an optics standpoint, that will appear to create a significant lift in gross margin. In the long term, what drives our gross margin are two simple things: scale and a shift toward international payments. From a scale standpoint, as we get bigger, we get access to better rate cards for things like payments and site operations, and that helps our overall gross margin. 9

In terms of international payments, international payments are structurally lower in terms of cost than in North America, and so as our business moves international, we have a nice tailwind of gross margin as a result. Outside of that, we do have a few revenue streams we’re incubating that some have higher gross margins, some have lower gross margins. In the very long term, depending on that success and the mix, it could change the trajectory of gross margin, but there’s nothing currently we see that would do that today. Youssef Squali: Okay, great. Thank you, both. Operator: Thank you. Again, if you would like to ask a question, please press star, one on your telephone keypad. Your next question comes from the line of Scott Devitt of Stifel. Please go ahead. Your line is open. Scott Devitt: Thanks. It would be useful if you could provide any mix trends in 3Q in terms of revenue mix from creators onboarded via self-serve versus salesforce driven, and any noteworthy trends in pricing package mix between Essentials, Professionals and Premium? Then, secondly, any retention trends that you would highlight from the quarter? Thank you. Julia Hartz: Great. Thank you, Scott. What we see in terms of performance in Q3 is in line with our typical trends. Over 95% of event creators are coming through our self sign-on channels, and our revenue mix is in line with previously reported. Also, on the retention trend, we see consistent retention trends, so I want to step back and talk about retention for a minute. We look at retention by revenue retention. That’s because the combination of self sign- on and sales creators coming onto our platform year-over-year is a real mix in terms of the profile of creators. Obviously that small percentage of sales creators are creators that we’re signing to multi-year contracts while the vast majority of the creators on our platform are signing themselves up and we’re retaining them through our product offering and our service. What we see is really strong growth for the event creators who stick on our platform. In 2017, we saw 97% revenue retention from prior years, and we see strengthening in the first year cohort. We’re seeing that same exact trend this year. So, while I can’t report the exact number, I can say that it’s in line with previous trends. Scott Devitt: Thank you. Julia Hartz: 10

Thanks, Scott. Operator: There are no further questions at this time. I would like to turn the call over to Julia Hartz for closing remarks. Julia Hartz: Great. Well, thank you all for your participation and interest in learning more about our business today. Before we close our first earnings call, I’d like to express my deep appreciation for the creators who bring their passions to life and in doing so, create indelible live experiences for the world to enjoy, and also to our 1,000- plus strong global Britelings who come to work each day to serve these creators. We succeed when our creators succeed, and we look forward to sharing more over the coming quarters. Thank you all for participating in the call today. Operator: This concludes today’s conference call. You may now disconnect. 11